Exhibit 10.1

DESIGN AND DEVELOPMENT AGREEMENT

        This Agreement made as of the 14th day of April, 2005, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the “Partnership”), GEORGIANNA JEAN K. VALENTINO, an individual resident of the State of Georgia (“Valentino”) and ROBERTS PROPERTIES, INC., a Georgia corporation (the “Developer”),

        W I T N E S S E T H:

        WHEREAS, the Partnership has acquired an 82% undivided interest and Valentino has acquired an 18% undivided interest in approximately 23.547 acres located in Land Lot 301 of the 6th District, Gwinnett County, Georgia, fronting on Peachtree Parkway, and the Partnership and Valentino intend as Tenants-in-Common to develop, construct, own and operate on the Property a 292-unit apartment community (“Peachtree Parkway”); and

        WHEREAS, the Partnership and Valentino desire that the Developer perform certain advisory, administrative and supervisory services relating to the design, development and construction of Peachtree Parkway;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Services

        The Developer will create and develop Peachtree Parkway and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for the interior and exterior of Peachtree Parkway. The Developer shall also provide supervisory services to ensure that Peachtree Parkway is built in accordance with the approved Plans and Specifications provided.

2. Compensation

        For the above services, the Developer shall be paid a total of One Million Four Hundred and Sixty Thousand Dollars ($1,460,000), payable in nine equal monthly installments over the development period. The date of commencement of the development period shall be April, 2005.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

ROBERTS PROPERTIES RESIDENTIAL,	ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership	Georgia corporation

By: Roberts Realty Investors, Inc.,	By: /s/ Anthony W. Shurtz
Its Sole General Partner	Anthony W. Shurtz,
Chief Financial Officer

By: /s/ Greg M. Burnett	GEORGIANNA JEAN K. VALENTINO
Greg M. Burnett,
Chief Financial Officer	/s/ Georgianna Jean K. Valentino